Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated April 30, 2012 relating to the financial statements, which appears in Celulosa Arauco y Constitución S.A.’s Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Chile
Santiago de Chile May 17, 2012